Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-223241) and Form S-8 (Nos. 333-228427, 333-202263, 333-170170, 333-157097, 333-84982, 333-84980, 333-42070 and 333-42072) of Royal Caribbean Cruises Ltd. of our report dated February 22, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Miami, Florida

February 22, 2019